Exhibit 21.1

Entity	Jurisdiction of Incorporation
BREIT Operating Partnership L.P.	Delaware
BREIT CS Holdings LLC and 9 subsidiaries	Delaware
BREIT DC Holdings LLC and 6 subsidiaries	Delaware
BREIT Debt Parent LLC and 10 subsidiaries	Delaware
BREIT Hotel Holdings LLC and 8 subsidiaries	Delaware
BREIT Holdings TRS LLC and 42 subsidiaries	Delaware
BREIT Industrial Holdings LLC and 293 subsidiaries	Delaware
BREIT MF Holdings LLC and 333 subsidiaries	Delaware
BREIT MHC Holdings LLC and 4 subsidiaries	Delaware
BREIT Office Holdings LLC and 9 subsidiaries	Delaware
BREIT Prime Lease Holdings LLC and 4 subsidiaries	Delaware
BREIT Retail Holdings LLC and 28 subsidiaries	Delaware
BREIT SH Holdings LLC and 5 subsidiaries	Delaware
BREIT SS Holdings LLC and 49 subsidiaries	Delaware
BREIT Storage Holdings LLC and 120 subsidiaries	Delaware
BREIT TH MHC JV L.P. and 52 subsidiaries	Delaware
BREIT-MDH SE JV LP and 33 subsidiaries	Delaware
BCORE Royal Storage JV LLC and 27 subsidiaries	Delaware
BCORE MF Acorn Venture LLC and 23 subsidiaries	Delaware
BREIT GSHJV, LLC and 23 subsidiaries	Delaware
BCORE MF Acorn 2 Venture LLC and 10 subsidiaries	Delaware
BCORE SH Signal Investors JV LLC and 7 subsidiaries	Delaware
BCORE SH Fresh Investors JV LLC and 6 subsidiaries	Delaware
BREIT ACG MF Venture LLC and 5 subsidiaries	Delaware
BREIT TH MHC JV 2 L.P. and 5 subsidiaries	Delaware
BREIT BD JV LLC and 4 subsidiaries	Delaware
CP Acorn Sponsor II, LLC and 4 subsidiaries	Delaware
BREIT ACG MF SOCT Venture LLC and 3 subsidiaries	Delaware
BREIT COPT DC JV LLC and 3 subsidiaries	Delaware
BREIT Olympus MF AZ Venture LLC and 3 subsidiaries	Delaware
BREIT Olympus MF FL Venture LLC and 3 subsidiaries	Delaware
BREIT SP MF Venture LLC and 3 subsidiaries	Delaware
BCORE MF HCSP Venture LLC and 2 subsidiaries	Delaware
BCORE MF WH Village Venture LLC and 2 subsidiaries	Delaware
BCORE Tech Square Venture LLC and 2 subsidiaries	Delaware
BREIT ACG MF RTEW Venture LLC and 2 subsidiaries	Delaware
BREIT KW LV Venture LLC and 2 subsidiaries	Delaware
BREIT TA MF Venture II LLC and 2 subsidiaries	Delaware
BREIT TA MF Venture LLC and 2 subsidiaries	Delaware
BCORE GO MF Gardens Venture LLC and 1 subsidiary	Delaware

Exhibit 21.1

Entity	Jurisdiction of Incorporation
BCORE IC MF Venture LLC and 1 subsidiary	Delaware
BCORE MF SPT Venture LLC and 1 subsidiary	Delaware
BCORE PS MF Venture LLC and 1 subsidiary	Delaware
BCORE SP MF Arches Venture LLC and 1 subsidiary	Delaware
BCORE SP MF Edge Venture LLC and 1 subsidiary	Delaware
BREIT BD TRS JV LLC and 1 subsidiary	Delaware
BREIT CA MF Amara Venture LLC and 1 subsidiary	Delaware
BREIT CA MF Flamingo Venture LLC and 1 subsidiary	Delaware
BREIT Olympus MF Heritage Venture LLC and 1 subsidiary	Delaware
BREIT Olympus MF PDR Venture LLC and 1 subsidiary	Delaware
BREIT Olympus MF Slate Venture LLC and 1 subsidiary	Delaware
HPA Holdco LLC and 62 subsidiaries	Delaware
BREIT Alaska Holdings LLC and 3 subsidiaries	Delaware
Alaska Super Topco S.a.r.l. and 16 subsidiaries	Delaware
BCORE Albacore Holdings LLC and 2 subsidiaries	Delaware
BCORE Albacore L.P.	Delaware
LBA Fund V Industrial V-A, LP and 21 subsidiaries	Delaware
LBA Fund V Industrial I-A, LP	Delaware
LBA Fund V Industrial I, LP and 2 subsidiaries	Delaware
LBA Fund V Industrial II, LP and 1 subsidiary	Delaware
LBA Fund V Industrial II-A, LP and 12 subsidiaries	Delaware
West Clayton Athens GA Holdings, LLC and 1 subsidiary	Delaware